                                     BYLAWS
                                       OF
                               UCDP FINANCE, INC.,
                              A FLORIDA CORPORATION

                                    ARTICLE I
                                     OFFICES

     Section 1. The corporation may have offices at such places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of shareholders for the election of directors and for the transaction of any proper business shall be held at such place as may be fixed from time to time by the board of directors.

     Section 2. Annual meetings of shareholders, commencing with the year 2004, shall be held on the first Wednesday of May , if not a legal holiday, and if a legal holiday, then on the next secular day following, at 12:00 o'clock PM , at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by United States mail or electronic transmission (in a manner authorized by the shareholder), by or at the direction of the president, secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. Special meetings of shareholders for any purpose may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 3. Written or printed notice of a special meeting stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by United States mail or electronic transmission (in a manner authorized by the shareholder), by or at the direction of the board, president, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting to each shareholder of record entitled to vote at such meeting.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a plurality of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.

     Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting without notice and without a vote if a consent in writing, setting forth the action so taken, shall be dated and signed by shareholders entitled to vote with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                    ARTICLE V

                                    DIRECTORS

     Section 1. The number of directors shall be two (2). Directors must be natural persons but need not be residents of the State of Florida nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders. The number of directors may be increased or decreased by amendment to the articles of incorporation or to these bylaws.

     Section 2. As provided in the Articles of Incorporation, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled only by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his or her predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding

annual meeting of shareholders and until his or her successor shall have been elected and qualified.

     Section 3. The business affairs of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of
Florida, at such place or places as they may from time to time determine.

     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Florida.

     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present,

or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     Section 4. Meetings of the board of directors may be called by the chairman of the board or by the president. Special meetings of the board of directors shall be preceded by two (2) days' notice sent to directors of the date, time, and place of the meeting. Notice may be sent in writing or orally, and communicated in person, by telephone, voicemail, telegraph, teletype, electronic communication, or by mail. The notice may but need not include the purpose of the meeting.

     Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, and a waiver of any and all objections to the place and time of the meeting or the manner in which it has been called or convened, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. A majority of the number of the directors shall constitute a quorum for the transaction of business unless a different number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. Whether or not a quorum shall be present at any meeting of directors, the directors present thereat may

adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

     Section 1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate two or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                     NOTICES

     Section 1. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated
therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board of directors, a president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE CHAIRMAN

     Section 6. The chairman of the board of directors, shall preside at all meetings of the shareholders and directors of the corporation, but shall have no additional authority other than as a director.

                                  THE PRESIDENT

     Section 7. The president shall be the chief executive officer of the corporation, and in the absence of the Chairman shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 8. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

     Section 9. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

     Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in

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books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 13. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer transactions and of the financial condition of the corporation.

     Section 14. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer and belonging to the corporation.

     Section 15. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

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     Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the president or other officer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Section 2. The signature of the officer of the corporation upon a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer at the date of its issue.

                              UNCERTIFICATED SHARES

     Section 3. The board of directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Shares already represented by certificates shall not be affected until they are surrendered to the corporation.

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     Section 4. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send shareholders a written statement of the information required on the certificates by F.S. section
607.0625 (2) and (3), and, if applicable, F.S. section 607.0627.

                                LOST CERTIFICATES

     Section 5. The board of directors may direct a new certificate or an equivalent new uncertificated security in place of any certificate theretofore issued by the corporation alleged to have been lost, destroyed, or wrongfully taken. When authorizing such issue of a new certificate or an equivalent new uncertificated security, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed, or wrongfully taken.

                               TRANSFERS OF SHARES

     Section 6. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate or an equivalent new uncertificated security shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

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                              FIXING OF RECORD DATE

     Section 7. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the record date be fixed not more than seventy (70)
days before the meeting or action requiring a determination of shareholders. In the absence of the board of directors fixing a record date, the following provisions shall apply: For the purpose of determining those shareholders entitled to demand a special meeting, such record date shall be the date the first shareholder delivers his demand to the corporation. For the purpose of determining those shareholders entitled to take action without a meeting, and if no prior action is required by the board of directors under applicable law, such record date shall be the date the first signed written consent is delivered to the corporation under F.S. section 607.0704. If not otherwise fixed, and prior action is required by the board of directors pursuant to applicable law, the record date for determining shareholders entitled to take action without a meeting is the close of business on the day on which the board adopts the resolution taking such prior action. For the purpose of determining those shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be the close of business on the day before the first notice is delivered to shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof to the extent permitted by F.S. section 607.0707(6).

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                              LIST OF SHAREHOLDERS

     Section 8. After fixing a record date for a meeting, the officer or agent in charge of the records for shares shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting and shall be kept on file at the corporation's principal office. A shareholder or his agent or attorney shall be entitled on written demand to inspect the list, subject to the requirements of F.S. section 607.1602(3) during regular business hours and at his expense, during the period it shall be available for inspection. The shareholders' list shall be made available at the meeting, and any shareholder or his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. The shareholders' list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                  DISTRIBUTIONS

     Section 1. Subject to the restrictions of the articles of incorporation relating thereto, if any, and to limitation by statute, distributions may be declared by the board of

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directors at any regular or special meeting, pursuant to law. Distributions may be made in cash, in property, or as a dividend.

Share dividends may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one or more classes or series, subject to the provisions of the articles of incorporation.

     Section 2. Before any distribution may be made, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper to meet debts of the corporation as they become due in the usual course of business, or for such other purpose as the directors shall think conducive to the interest of the corporation.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal,
Florida". The

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seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

     Section 1. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

     Section 2. Subject to the right of shareholders as provided in Section 1 of this Article XII to adopt, amend or repeal bylaws, bylaws, other than a bylaw or amendment thereof contrary to the provisions of F.S. sections 607.1020, 607.1021 or 607.1022, may be adopted, amended or repealed by the board of directors.

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